Exhibit 10.1

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated August 2, 2006, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 3030 South Susan Street, Santa Ana, California 92704 (the “Borrower”).

WHEREAS, the Borrower and LaSalle as a Lender and the Agent, are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower in the aggregate principal amount not to exceed $9,000,000;

WHEREAS, the Borrower desires to reorganize the corporate structure of the Borrower into a holding company structure, pursuant to which (i) the Borrower will form a wholly-owned subsidiary to be known as “FUEL SYSTEMS SOLUTIONS, INC.,” a Delaware corporation (“Fuel Systems”), to be the sole parent of the Borrower immediately following such reorganization, (ii) the Borrower will be merged with and into IMPCO Merger Sub, Inc., a Delaware corporation to be formed by Fuel Systems for the sole purpose of effecting such reorganization (“Merger Sub”), with the Borrower remaining as the surviving entity to be governed by the Certificate of Incorporation and Bylaws of Merger Sub, substantially as in effect immediately prior to such reorganization, pursuant to an agreement and plan of reorganization, and (iii) the stockholders of the Borrower will exchange all of their shares of the Borrower for shares of Fuel Systems on a one-for-two exchange basis upon the effective time of such reorganization (the transactions contemplated by this clause, collectively, the “Reorganization”);

WHEREAS, as part of the formation of Fuel Systems and prior to the Reorganization, the Borrower shall contribute all of its interest and rights in and to the issued and outstanding common stock of BRC, S.r.l., an Italian limited liability company and a wholly-owned subsidiary of the Borrower (“BRC”), to and for the benefit of Fuel Systems (the “Contribution”), such that BRC will become a wholly-owned subsidiary of Fuel Systems;

WHEREAS, the Reorganization will not be effective until such time and date as a Certificate of Merger is filed with the Delaware Secretary of State (the “Effective Time”);

WHEREAS, the Borrower has advised the Lenders and the Agent that it is not in compliance with the Loan Agreement (hereinafter “Financial Covenant Non-Compliance”): due to a failure to achieve the U.S. Minimum Pre-Tax Income as otherwise required in Paragraph 14(x)(v) for the fiscal quarter ending June 30, 2006; and

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to permitting the Borrower to effect the Reorganization and the Contribution, to waive the Financial Covenant Non-Compliance and for certain other agreements and consents in connection therewith, all as particularly set forth on the terms and conditions below.

All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement unless the context requires otherwise.

NOW THEREFORE, the parties hereto agree as follows:

1.  Section 13(s) of the Loan Agreement is hereby amended to permit the Reorganization and the Contribution, whereby, among the other transactions contemplated above, Fuel Systems shall become the owner of 100% of the issued and outstanding stock of each of the Borrower and BRC, and Schedule 13(s) to the Loan Agreement is hereby amended, effective upon the Effective Time, to reflect that Fuel Systems will be the Parent of the Borrower following the Effective Time of the Reorganization.

2.  Section 14(i) of the Loan Agreement is hereby amended to permit the Reorganization and the Contribution, whereby, among the other transactions contemplated above, Fuel Systems shall become the owner of 100% of the issued and outstanding stock of each of the Borrower and BRC.

3.  Section 14(l) of the Loan Agreement is hereby amended to permit the organizational documents of the Borrower to be the same as the organizational documents of Merger Sub immediately prior to the Reorganization, except that Article First of the Certificate of Incorporation of Merger Sub shall be amended to read “Article First: The name of the corporation is IMPCO Technologies, Inc.”

4.  Section 14(m) of the Loan Agreement, which otherwise prohibits any transactions with its Affiliates except in the ordinary course of business, is hereby amended to permit the Reorganization, including the transfer of the Borrower’s issued and outstanding stock to Fuel Systems, the merger of the Borrower with and into Merger Sub and the execution of an agreement and plan of reorganization in furtherance thereof, and the Contribution.

5.  Section 14(v) of the Loan Agreement is hereby amended and restated to read in its entirety as follows, to be effective upon the Effective Time:

“The Borrower’s common stock shall at all times be owned by Fuel Systems and the common stock of Fuel Systems shall at all times be listed on the NASDAQ Global Market.”

6.  No Change of Control. Neither the Reorganization nor the Contribution, individually or in the aggregate, shall be deemed a Change of Control, a Default and/or an Event of Default under the Loan Agreement or the Other Agreements.

7.  Limited Waiver and Reset of Covenant.

(a)  Effective as of the Effective Date, the Lenders and the Agent hereby waive the Financial Covenant Non-Compliance.

(b)  The waiver granted herein is a one-time waiver, given solely for the specific covenants and specific time periods set forth herein. Nothing contained in this Amendment constitutes a waiver by the Lenders or the Agent of any other term or provision of the Loan Agreement or the Other Agreements, whether or not the Lenders or the Agent have any knowledge thereof, nor may anything contained in this Amendment be deemed a waiver by the Lenders or the Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements that may occur after the date of this Amendment.

(c)  Paragraph 14(x)(v) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(v) U.S. Minimum Pre-Tax Income. Borrower shall maintain and cause the U.S. Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income

Four consecutive fiscal quarters ending at end of FQ2 2006	($2,794,000)

Four consecutive fiscal quarters ending at end of FQ3 2006	($3,497,000)

Four consecutive fiscal quarters ending at end of FQ4 2006	($1,437,000)

The Minimum Pre-Tax Income Covenant for the fiscal quarters after the end of the FQ4 2006 fiscal quarter will be set by Agent in this discretion, reasonably exercised, on written notice by Agent to Borrower, based on Borrower's 2007 Projections which is otherwise required to be delivered to Agent in 2006 pursuant to Section 11(f) of the Loan Agreement. So long as no Event of Default has occurred and is continuing and Borrower’s average Excess Availability is $2,500,000 or greater during a fiscal quarter, neither the Minimum Pre-Tax Income nor the U.S. Consolidated Group minimum Tangible Net Worth (Section 14(x)(i) of the Loan Agreement) covenants will be measured for that fiscal quarter.

8.  Borrowing Base Certificate. Subject to the conditions in the immediately following sentence, Section 11(a) of the Loan Agreement is hereby modified to change the frequency of delivery to Agent of the Borrowing Base Certificate from Tuesday of each week, calculated as of the last day of the immediately preceding Week to no later than the fifteenth day of each calendar month calculated as of the last day of the immediately preceding calendar month. The foregoing change in the frequency of delivery of the Borrowing Base Certificate shall only be effective so long as no Event of Default has occurred and is continuing and, for the then immediately preceding calendar month, (a) Borrower’s average Excess Availability was $2,500,000 or greater and (b) Borrower’s Excess Availability was not less than $2,500,000 during five or more consecutive Business Days.

9.  Loan Agreement Remains Effective. The amendments herein relate specifically to the terms herein, are limited to the specific facts set forth above and are not an amendment of, or consent to a violation of, any other term, condition or obligation of the Loan Agreement. Except as specifically amended by the terms herein, the Loan Agreement remains in full force and effect.

10.  Amendment Fee. In consideration for the accommodations granted by the Agent and the Lenders herein and in addition to all other fees and costs, the Borrower hereby agrees to pay to the Agent a nonrefundable fee equal to Five Thousand Dollars ($5,000), which fee will be fully earned, due, and payable as of the date of this Amendment (the “Amendment Fee”).

11.  Conditions to Effectiveness of Amendment and Waiver. The effectiveness of the amendments, consent, and waiver contained in this Amendment, is subject to the fulfillment (to the satisfaction of the Agent and the Lenders) of the following conditions precedent (the date upon which conditions are satisfied to the satisfaction of the Agent and the Lenders, the “Effective Date”):

(a)  Each of the Borrower and the Agent has executed this Amendment and the same has been delivered to the Agent;

(b)  The Borrower has executed and delivered to the Agent all agreements, instruments, and documents reasonably requested by the Agent in connection with this Amendment.

(c)  The Borrower has paid the Amendment Fee to the Agent.

12.  Acknowledgments and Confirmations. The Borrower, the Lenders, and the Agent hereby acknowledge and confirm that as of the date hereof: (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

13.  Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent, that:

(a)  Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral.

(b)  As of the date hereof, after giving effect to the terms of this Amendment, there exists no Default or Event of Default.

(c)  The Borrower has the power to execute, deliver, and perform this Amendment and all agreements, instruments, and documents executed in connection herewith (this Amendment and such other agreements, instruments, are documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the other Amendment Documents. No consent or approval of any entity or Person (including without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Amendment or the other Amendment Documents.

(d)  The execution and delivery by the Borrower of this Amendment and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected (including without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, other than the Liens contemplated by this Amendment.

(e)  This Amendment and the other Amendment Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

14.  Effectiveness of Amendment and Waiver. The amendments, consent, and waiver contained in this Amendment shall be effective as of the date hereof, subject to the fulfillment (to the satisfaction of the Agent and the Lenders) of all legal matters incident to this Amendment reasonably satisfactory to the Lenders, the Agent, and their counsel.

15.  Covenants of the Borrower. Following the Effective Time of the Reorganization, the Borrower agrees and covenants as follows (to the satisfaction of the Agent and the Lenders):

(a)  The Borrower will execute and deliver to the Agent all agreements, instruments, and documents reasonably requested by the Agent in connection with this Amendment.

(b)  The Borrower will deliver to the Agent evidence that Fuel Systems is the owner of 100% of the capital stock of the Borrower and that Fuel Systems’ stock is listed on NASDAQ.

16.  Further Assurances. The Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at the Borrower’s sole expense) as the Agent may reasonably request to carry out the intent and terms of this Amendment.

17.  Miscellaneous.

(a)  The Borrower’s breach of any of its covenants contained in this Amendment will constitute an Event of Default.

(b)  Nothing contained in this Amendment imposes an obligation on the Lenders or the Agent to further amend the Loan Agreement or waive compliance with any other provision.

(c)  Except as set forth in this Amendment, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

(d)  Except as specifically amended in this Amendment, the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms.

(e)  No modification or waiver of or with respect to any provision of this Amendment and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(f)  This Amendment, together with all of the other agreements, instruments, and documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g)  Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, consummation, and, if required, the enforcement, of this Amendment and the other Amendment Documents.

(h)  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(j)  This Amendment is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

(k) The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth above. If a pre-dispute jury trial waiver of the type provided for above is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Loan Agreement or any of the Other Agreements (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of this Amendment, then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in this Section 17 above, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of Agent or Lenders to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 17(k). The parties acknowledge that any Claim determined by reference pursuant to this Section 17(k) shall not be adjudicated by a jury.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ Darren Hirata
Name:	Darren Hirata
Title:	Vice President

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ Thomas M. Costales
Name:	Thomas M. Costales
Title:	Chief Financial Officer